Exhibit 21.1

Name and Jurisdiction of Subsidiaries

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Cartonboard Cascades GmbH	Germany
Cartonboard Cascades Kft	Hungary
Cartonboard Cascades s.r.o.	Czech Republic
Cartonboard Cascades SP z.o.o	Poland
Cascades S.A.	France
Cascades Agri-Pak, Inc.	New York
Cascades Arnsberg GmbH	Germany
Cascades Auburn Fiber Inc.	Delaware
Cascades Boxboard Group Inc.	Canada
Cascades Boxboard U.S., Inc.	Delaware
Cascades Canada Inc.	Canada
Cascades Cartonboard U.K. Ltd	England
Cascades Delaware LLC	Delaware
Cascades Diamond, Inc.	Massachusetts
Cascades Djupafors AB	Sweden
Cascades Duffel NV	Belgium
Cascades Europe S.A.S.	France
Cascades Fine Papers Group (Sales) Inc.	Delaware
Cascades Fine Papers Group (USA) Inc.	New York
Cascades Fine Papers Group Inc.	Canada
Cascades Fine Papers Group Thunder Bay Inc.	Canada
Cascades Luxembourg S.à r.l.	Luxembourg
Cascades Moulded Pulp, Inc.	North Carolina
Cascades Nova Scotia Company	Nova Scotia
Cascades Plastics Inc.	Delaware
Cascades Rollpack S.A.S.	France
Cascades Sainte-Marie S.A.S.	France
Cascades Tissue Group—Arizona Inc.	Delaware
Cascades Tissue Group—IFC Disposables Inc.	Tennessee
Cascades Tissue Group—New York Inc.	Delaware
Cascades Tissue Group—North Carolina Inc.	North Carolina
Cascades Tissue Group—Oregon Inc.	Delaware
Cascades Tissue Group—Pennsylvania Inc.	Delaware
Cascades Tissue Group—Pickering Inc.	Canada
Cascades Tissue Group—Sales Inc.	Delaware
Cascades Tissue Group—Tennessee Inc.	Delaware
Cascades Tissue Group—Wisconsin Inc.	Delaware
Cascades Transport Inc.	Canada
Cascades USA Inc.	Delaware
Cascades (Asia) Limited	Hong Kong
Conference Cup Ltd.	Ontario, Canada
Dopaco, Inc.	Pennsylvania
Dopaco Canada, Inc.	Canada
Dopaco Limited Partnership	Delaware
Dopaco Pacific LLC	Delaware
Garven Incorporated	Ontario, Canada
Greenfield S.A.S.	France
Kingsey Falls Investments Inc.	Canada
Perkins Capital Management Hungary Limited Liability Company	Hungary
Pulp & Paper Cascades NV	Pays-Bas
Rabotage Lemay Inc.	Québec, Canada
Scierie Lemay Inc.	Québec, Canada
W.H. Smith Paper Corporation	New York
3815285 Canada Inc.	Canada
3815315 Canada Inc.	Canada
6265642 Canada Inc.	Canada